EXHIBIT 10.1

PURCHASE AGREEMENT

BY AND BETWEEN

OUTBACK STEAKHOUSE, INC.,

OS PRIME, INC.,

AWA III STEAKHOUSES, INC.,

AND

A. WILLIAM ALLEN, III

DATED AS OF

SEPTEMBER 1, 2004

PURCHASE AGREEMENT

TABLE OF CONTENTS

1.	PURCHASE OF THE LLC INTERESTS		1
	1.1	Purchase and Sale…………………………………………………………………….	1
	1.2	Purchase Price…………………………………………………………………….	1
	1.3	Closing…………………………………………………………………….….….….	2
	1.4	Further Assurances…………………………………………………………………….	2
	1.5	Closing of Transfer Books………………………………………………………………	2
	1.6	Effective Date…………………………………………………………………….	2

2.	LIABILITIES OF SELLER AND PRINCIPAL ……………………………………………………		2
	2.1	Liabilities Defined………………………………………………………………….	2
	2.2	No Liabilities of Seller Assumed……………………………………………………	2

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PRINCIPAL		2
	3.1	Organization of Seller…………………………………………………………………	3
	3.2	Authority…………………………………………………………………….	3
	3.3	No Violation…………………………………………………………………….	3
	3.4	Absence of Liabilities…………………………………………………………………	3
	3.5	Ownership of LLC Interests……………………………………………………………	3
	3.6	Absence of Undisclosed Liabilities……………………………………………………	4
	3.7	Litigation and Government Claims……………………………………………………	4
	3.8	Compliance With Laws and Orders……………………………………………………	4
	3.9	No Brokers or Finders………………………………………………………………	4
	3.10	Disclosure…………………………………………………………………….	4
	3.11	Necessary Approvals and Consents……………………………………………………	5
	3.12	Compliance with Laws…………………………………………………………………	5

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER AND OSI		5
	4.1	Organization…………………………………………………………………….	5
	4.2	Authority…………………………………………………………………….	5
	4.3	No Brokers or Finders………………………………………………………………	5
	4.4	Disclosure…………………………………………………………………….	5
	4.5	Other Action…………………………………………………………………….	6
	4.6	Compliance with Other Instruments……………………………………………………	6

5.	COVENANTS OF SELLER AND PRINCIPAL		6
	5.1	Conduct of Business Pending the Closing………………………………………………	6
	5.2	Consents…………………………………………………………………….	6
	5.3	Other Action…………………………………………………………………….	6
	5.4	Disclosure…………………………………………………………………….	6

6.	CONDITIONS PRECEDENT TO BUYER’S AND OSI’S OBLIGATIONS		6
	6.1	Representations and Warranties True on the Closing Date……………………………	6
	6.2	Compliance With Agreement……………………………………………………………	7
	6.3	Absence of Litigation…………………………………………………………………	7
	6.4	Consents and Approvals…………………………………………………………………	7
	6.5	Simultaneous Closing………………………………………………………………….	7
	6.6	Delivery of Closing Documents………………………………………….….….….….	7

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7.	CONDITIONS PRECEDENT TO SELLER’S AND PRINCIPAL’S OBLIGATIONS		7
	7.1	Representations and Warranties True on the Closing Date……………………………	7
	7.2	Compliance With Agreement…………………………………………………………	7
	7.3	Absence of Litigation……………………………………………………………………	7
	7.4	Consents and Approvals………………………………………………………………	7
	7.5	Delivery of Closing Documents…………………………………………………………	7

8.	INDEMNIFICATION		8
	8.1	By the Seller and Principal……………………………………………………………	8
	8.2	By Buyer and OSI…………………………………………………………………….	8
	8.3	Indemnification of Third‑Party Claims…………………………………………………	8
	8.4	Payment…………………………………………………………………….	9
	8.5	Survival of Indemnification……………………………………………………………	9
	8.6	Indemnification for Liabilities Arising from Acts or Omissions of Buyer……………	10

9.	CLOSING DOCUMENTS AND DELIVERIES		10
	9.1	Documents to be Delivered by the Seller and the Principal……………………………	10
	9.2	Documents to be Delivered by Buyer and OSI…………………………………………	11

10.	TERMINATION		11
	10.1	Right of Termination Without Breach…………………………………………………	11
	10.2	Termination for Breach…………………………………………………………………	11

11.	MISCELLANEOUS		12
	11.1	Disclosures and Announcements………………………………………………………	12
	11.2	Assignment; Parties in Interest…………………………………………………………	12
	11.3	Governing Law ……………………………………………………………………	12
	11.4	Consent to Personal Jurisdiction and Venue; Waiver of Jury Trial; Attorney’s Fees…	12
	11.5	Amendment and Modification…………………………………………………………	12
	11.6	Notice…………………………………………………………………….	12
	11.7	Expenses…………………………………………………………………….	13
	11.8	Cost of Litigation…………………………………………………………………….	13
	11.9	Entire Agreement…………………………………………………………………….	14
	11.10	Counterparts…………………………………………………………………….	14
	11.11	Headings…………………………………………………………………….	14

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PURCHASE AGREEMENT

            THIS PURCHASE AGREEMENT (this “Agreement”) is dated this ____ day of September 2004, and entered into by and among OUTBACK STEAKHOUSE, INC., a Delaware corporation (“OSI”), OS PRIME, INC., a Florida corporation (“Buyer”), AWA III STEAKHOUSES, INC., a California corporation (“AWA”; AWA is hereafter sometimes referred to as the “Seller”), and A. WILLIAM ALLEN, III (“Allen”; Allen is hereafter sometimes referred to as the “Principal”)

RECITALS

A.        Allen is the majority owner and President of AWA.

B.         AWA is the owner of a twelve and twenty-five hundredths of one percent (12.25%) member interest in OUTBACK/FLEMING’S, LLC, a Delaware limited liability company (the “LLC”).

C.         OSI is the sole shareholder of Buyer.

D.        Buyer is the owner of a fifty-one percent (51%) member interest in the LLC.

E.         The LLC owns and operates certain Fleming’s Prime Steakhouse and Wine Bar® restaurants.

F.         AWA desires to sell to Buyer and Buyer desires to purchase from AWA, a nine and seventy-five hundredths of one percent (9.75%) member interest in the LLC; leaving AWA with a two and five tenths of one percent (2.5%) member interest in the LLC. The interests of FPSH and AWA to be purchased pursuant to this Agreement are sometimes hereafter collectively referred to as the “LLC Interests”.

            NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

PURCHASE OF THE LLC INTERESTS

            1.1        Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.3), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept, all of the LLC Interests, free and clear of any liens, claims, or encumbrances whatsoever (the “Purchase”).

            1.2        Purchase Price. The purchase price (“Purchase Price”) for the LLC Interests shall be Nine Million Seven Hundred and Fifty-Thousand Dollars ($9,750,000.00). The Purchase Price shall be paid to the Seller at the Closing (as defined in Section 1.3 below) as follows:

                        a.         Six Million Eighty Two Thousand Eighty Nine and 75/100 Dollars ($6,082,089.75) shall be paid by wire transfer of immediately available funds (“Cash Payment”); and

                        b.         Three Million Six Hundred Sixty-seven Thousand Nine Hundred Ten and 25/100 Dollars ($3,667,910.25) shall be paid to OSI on behalf of the Seller and FPSH Limited Partnership, in full satisfaction of twenty-five percent (25%) of all amounts outstanding under that certain Promissory Note dated as of September 1, 2001, in the stated principal amount of Fifteen Million Dollars ($15,000,000.00) payable by the Seller and FPSH Limited Partnership to OSI (the “Note”) and any and all related loan and security documents (the “Loan Documents”).

            1.3        Closing. The closing of the transactions contemplated by this Agreement (the “Closing”), shall take place at 10:00 a.m., Tampa time, at the offices of Buyer on September 1, 2004, or on such date and at such other time and place as is agreed upon by the parties hereto. The day on which the Closing occurs is herein referred to as the “Closing Date”. If any of the conditions to the obligations of the parties to this Agreement have not been satisfied or waived by the Closing Date, then the party to this Agreement that is unable to meet such condition or conditions shall be entitled to postpone the Closing by written notice to the other parties until such condition shall have been satisfied (which such party shall seek to cause to happen at the earliest practicable date) or waived, but the Closing shall occur not later than December 1, 2004, unless further extended by written agreement of the parties to this Agreement. The parties shall use their best efforts to effectuate a timely closing as provided in this Section 1.3.

            1.4        Further Assurances. After the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as may reasonably be deemed necessary or advisable by any party in order to consummate the transactions contemplated by this Agreement and to vest more fully in Buyer the ownership of and the rights to the LLC Interests.

            1.5        Closing of Transfer Books.  Upon execution of this Agreement, the membership transfer books of the LLC shall be closed and no transfer of membership interests of the LLC shall thereafter be made until the Closing.

            1.6        Effective Date.  The parties agree that the purchase of the LLC Interests shall be deemed effective as a of September 1, 2004 (the “Effective Date”), and from and after September 1, 2004, Buyer shall be allocated all taxable income or loss with respect to the LLC Interests and Buyer shall be entitled to all distributions from the LLC with respect to the LLC Interests. AWA shall remain entitled to all distributions from the LLC and shall continue to be allocated all taxable income or loss from the LLC with respect to the two and five tenths of one percent (2.5%) member interest in the LLC that AWA retains subsequent to the Effective Date.

2.         LIABILITIES OF THE SELLER AND THE PRINCIPAL

            2.1        Liabilities Defined. As used in this Agreement, the term “Liability” shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss with respect to the LLC interests, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

            2.2        No Liabilities of Seller or Principal Assumed. Buyer is not assuming any Liabilities of the Seller or the Principal whatsoever and all such Liabilities shall be and remain the responsibility of Seller and the Principal; provided however, in the event the Principal was required to provide a guaranty of any debt, liability or obligation of the LLC pursuant to Section 3.5 or Section 3.6 of the Operating Agreement of the LLC, OSI shall substitute its guaranty up to a total maximum guaranty of ninety percent (90%) of such debt, liability or obligation of the LLC by OSI.

3.         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PRINCIPAL

            The Seller and Principal, jointly and severally, represent and warrant to Buyer that each of the following is true and correct in all material respects as of the date of this Agreement, except to the extent identified in disclosure schedules attached to or accompanying this Agreement (the “Disclosure Schedules”):

            3.1        Organization of Seller.  AWA is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Articles of Incorporation and By-Laws of AWA, attached hereto as Exhibit 3.1, are true and accurate copies thereof, are in full force and effect, and have not be modified or amended.

            3.2        Authority. The Seller has the power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been, or shall be on the Closing Date, duly authorized by all necessary corporate, shareholder and/or partnership action, as applicable, on the part of the Seller. The execution, delivery and performance by Seller of this Agreement and all other documents executed or to be executed in connection with this Agreement and the consummation of the transactions provided for herein have been duly authorized and approved by the board of directors of AWA, and on or before the Closing Date, shall have been duly authorized and approved by the shareholders of AWA as required by the laws of the State of California, and the Seller’s governance documents. No other or further corporate act or proceeding on the part of the Seller, its officers, directors, or shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto will constitute, valid binding agreements of Seller, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

            3.3        No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Seller and Principal pursuant hereto, nor the consummation by the Seller of the transactions contemplated hereby and thereby (a) will violate any applicable statute, ordinance, rule or regulation (collectively “Laws”) or any applicable order, writ, injunction, judgment, plan or decree (collectively “Orders”), (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentally or other body, whether federal, state, municipal, foreign country or other (collectively “Government Entities”), or (c) will violate or conflict with, or constitute a default or breach (or an event which, with notice or lapse of time, or both, would constitute a default or breach) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 3.5(b)) upon any of the assets of Seller or the LLC under any term or provision of the articles of incorporation, by-laws, partnership agreement or other governing document of Seller, or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller, the LLC or either of their respective assets or properties may be bound or affected.

            3.4        Absence of Liabilities. Seller does not have any Liabilities that would in any manner impair the LLC Interests or result in any Lien on the LLC Interests. The Seller has no knowledge of any basis for the assertion against the Seller or the LLC of any Liability and to the knowledge of the Seller and the Principal, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities that would result in any Lien on the LLC Interests or have a material adverse effect on the LLC or the LLC Interests.

            3.5        Ownership of LLC Interests.

                        3.5(a)   Exclusive Ownership. The Seller is the sole and exclusive owner of the LLC Interests. No person or entity other than the Seller has any right, title or interest in or to the LLC Interests.

                        3.5(b)   Title to LLC Interests. Seller has, and will have on the Closing Date, good and valid title to the LLC Interests, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, covenants, charges or encumbrances of any nature whatsoever, perfected or unperfected (collectively “Liens”). The LLC Interests are not subject to any restrictions with respect to the transferability thereof, except those restrictions contained in the LLC Operating Agreement. Subject to the consent of OSI, which is given hereunder, Seller has complete and unrestricted power and right to sell, assign, convey and deliver the LLC Interests to Buyer as contemplated hereby. On the Closing Date, Buyer will receive good and valid title to all the LLC Interests, free and clear of all Liens of any nature whatsoever.

                        3.5(c)   No Default. The Seller is not in default under any agreement, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of its obligations or result in the creation of any Lien on the LLC Interests.

            3.6        Absence of Undisclosed Liabilities. Except as and to the extent disclosed on Schedule 3.6, the LLC does not have any Liabilities other than liabilities and obligations incurred in the ordinary course of business and none of which has or will have a material adverse effect on the business, assets, financial condition or results of operations of the LLC. Except as and to the extent described in Schedule 3.6, the Seller and the Principal have no knowledge of any basis for the assertion against the LLC of any Liability other than those incurred in the ordinary course of business and to the knowledge of the Seller and the Principal, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities of the LLC except for liabilities and obligations incurred in the ordinary course of business. The Seller has no Liabilities that have or will have a material adverse effect on the business, assets, financial condition or results of operations of the LLC or the LLC Interests.

            3.7        Litigation and Government Claims. Except as set forth in Schedule 3.7, there is no action, suit, claim, proceeding or arbitration, and to the knowledge of the Principal or Seller, there is no investigation or inquiry, whether civil, criminal or administrative (“Litigation”) pending or, to the knowledge of the Principal or Seller, threatened against Seller or the LLC, or to which any of their business or assets is subject, nor does Principal or Seller know, or have grounds to know, of any basis for any unasserted Litigation of any nature that might be asserted against Seller or the LLC. Except as set forth in Schedule 3.7, neither of the Seller or the LLC nor their respective business or assets is subject to any Order of any Governmental Entity that would have a material adverse effect on Seller or the LLC.

            3.8        Compliance With Laws and Orders. Except as set forth in Schedule 3.8, to the knowledge of the Principal and Seller, Seller and the LLC the are in material compliance with all applicable Laws and Orders, including, without limitation, those applicable to franchising, foreign country operations and corrupt practices, discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations and product advertising.  Except as set forth in Schedule 3.8, neither the Seller nor the LLC has received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws or Orders.  Except as set forth in Schedule 3.8, all reports and returns required to be filed by Seller and the LLC with any Government Entity have been filed, and were accurate and complete when filed.

            3.9        No Brokers or Finders. Neither Seller nor any of its, officers, employees, or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

            3.10      Disclosure. No representation or warranty by the Seller or Principal in this Agreement, nor any certificate, schedule, document or exhibit attached hereto or to be furnished at the Closing by or on behalf of the Seller or Principal pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain (when considered in light of the entirety of all information provided by the Seller and Principal to Buyer) any misstatement of any material fact or omits any material fact necessary to make the statements contained therein not misleading. Seller and Principal have disclosed to Buyer all facts known to them that are material to the LLC Interests or the LLC’s business, assets, operations or financial condition.

            3.11      Necessary Approvals and Consents. Other than (a) consents required to be obtained from applicable liquor control authorities, (b) consents or approvals under the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or state securities or blue sky laws, and (c) consents required to be obtained from Seller’s shareholders, no authorization, consent, permit or license or approval of or declaration, registration or filing with, any person or governmental or regulatory authority or agency is necessary for the execution and delivery by Seller of this Agreement and the other agreements executed or to be executed by it in connection with this Agreement. Other than consents required to be obtained from applicable liquor control authorities, no authorization, consent, permit or license or approval of or declaration, registration or filing with, any person or governmental or regulatory authority or agency shall be necessary at the time of Closing for the consummation by Seller of the transactions contemplated by this Agreement.

            3.12      Compliance With Laws. Neither the Seller nor the Principal has knowledge that Seller or the LLC is not in compliance with any such laws applicable to their respective business, where failure to so comply would have a material adverse effect on their business, operations, properties, assets or conditions.

4.         REPRESENTATIONS AND WARRANTIES OF BUYER AND OSI

            Buyer and OSI represent and warrant to the Seller that each of the following is true and correct in all material respects as of the date of this Agreement, except to the extent identified in Disclosure Schedules attached to or accompanying this Agreement

            4.1        Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. OSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            4.2        Authority. Buyer and OSI have the corporate power and authority to execute, deliver and perform their obligations under this Agreement.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer and OSI pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by Buyer and OSI of this Agreement and all other documents executed or to be executed in connection with this Agreement and the consummation of the transactions provided for herein have been duly authorized and approved by the board of directors and the shareholders of Buyer and OSI as required by the laws of the States of Florida and Delaware, respectively, and Buyer’s and OSI’s corporate governance documents.  No other or further corporate act or proceeding on the part of Buyer or OSI or their officers, director or shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer or OSI pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer or OSI pursuant hereto will constitute, valid and binding agreements of Buyer and OSI, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

            4.3        No Brokers or Finders. Neither Buyer nor OSI, nor any of their directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

            4.4        Disclosure. No representation or warranty by Buyer or OSI in this Agreement, nor any certificate, schedule, document or exhibit attached hereto or to be furnished at the Closing by or on behalf of

Buyer or OSI pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain (when considered in light of the entirety of all information provided by the Buyer and OSI to the Seller and Principal) any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. The Buyer and OSI have disclosed to Seller and Principal all facts known to them that are material to the value of the LLC as used to determine the computation of the Purchase Price.

            4.5        Other Action. Buyer and OSI shall use their best efforts to cause the fulfillment at the earliest practicable date of all the conditions to the parties’ obligations to consummate the transactions contemplated in this Agreement.

            4.6        Compliance with Other Instruments. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the Buyer or OSI, pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby (a) will violate any Laws or Orders, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Government Entities, or (c) will violate or conflict with, or constitute a default or breach (or an event which, with notice or lapse of time, or both, would constitute a default or breach) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 3.5(b)) upon any of the assets of Buyer or OSI under any term or provision of the articles of incorporation, by-laws, or other governing document of Buyer or OSI or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer or OSI is a party or by which Buyer or OSI or any of their assets or properties may be bound or affected.

5.         CONVENANTS OF SELLER AND PRINCIPAL

            5.1        Conduct of Business Pending the Closing. From the date hereof until the Closing Date, except as otherwise approved in writing by Buyer, neither the Principal nor the Seller will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of the LLC Interests, or any capital stock in Seller (an “acquisition proposal”), and the Seller and Principal shall immediately advise Buyer of the receipt of any acquisition proposal.

            5.2        Consents. The Seller and Principal will use commercially reasonable efforts to obtain all consents necessary for the consummation of the transactions contemplated hereby prior to the Closing Date.

            5.3        Other Action. The Seller and Principal shall use commercially reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties’ obligations to consummate the transactions contemplated in this Agreement.

            5.4        Disclosure. Through the Closing Date, the Seller and Principal shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

6.         CONDITIONS PRECEDENT TO BUYER’S AND OSI’S OBLIGATIONS

            Each and every obligation of Buyer and OSI to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of each of the following conditions:

            6.1        Representations and Warranties True on the Closing Date. Each of the representations and warranties made by the Seller and Principal in this Agreement, and the statements contained in the Disclosure

Schedule or in any instrument, certificate or document delivered at the Closing by the Seller and Principal pursuant to this Agreement, shall be true and correct in all material respects as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

            6.2        Compliance With Agreement. Seller and Principal shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

            6.3        Absence of Litigation. No Litigation shall have been commenced or threatened, and no material investigation by any Government Entity shall have been commenced, against Buyer, the Principal, the Seller or their affiliates, officers, directors or managers of any of them, with respect to the transactions contemplated hereby.

            6.4        Consents and Approvals. Except for consents required to be obtained from applicable liquor control authorities, or as otherwise specifically provided in this Agreement, all approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and copies thereof shall have been delivered to Buyer, on or prior to the Closing Date.

     6.5   Simultaneous Closing. The Buyer shall have received the Purchase Agreement by and between Outback Steakhouse, Inc., OS Prime, Inc., FPSH Limited Partnership and Paul M. Fleming, dated as of September 1, 2004, and all related documents, executed by Paul M. Fleming and FPSH Limited Partnership.
A. William Allen, III

            6.6        Delivery of Closing Documents. The Seller and the Principal shall have delivered the closing documents specified in Section 9.1.

7.         CONDITIONS PRECEDENT TO SELLER’S AND PRINCIPAL’S OBLIGATIONS

            Each and every obligation of the Seller and the Principal to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions:

            7.1        Representations and Warranties True on the Closing Date. Each of the representations and warranties made by Buyer and OSI in this Agreement shall be true and correct in all material respects as of the Closing Date.

            7.2        Compliance With Agreement. Buyer and OSI shall have in all material respects performed and complied with all of the agreements and obligations under this Agreement which are to be performed or complied with by Buyer or OSI prior to or on the Closing Date.

            7.3        Absence of Litigation. No Litigation shall have been commenced or threatened, and no material investigation by any Government Entity shall have been commenced, against Buyer, OSI, either of the Principal, the Seller or any of the affiliates, officers, managers, directors or shareholders of any of them, with respect to the transactions contemplated hereby.

            7.4        Consents and Approvals. Except as otherwise specifically provided in this Agreement, all approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and copies thereof shall have been delivered to Buyer, on or prior to the Closing Date.

            7.5        Delivery of Closing Documents. Buyer and OSI shall have delivered the closing documents and other closing deliveries specified in Section 9.2.

8.         INDEMNIFICATION

            8.1        By the Seller and the Principal. Subject to the terms and conditions of thisSection 8, Seller and the Principal, jointly and severally, hereby agree to indemnify, defend and hold harmless Buyer and the LLC and their respective affiliates, shareholders, officers, directors, members, and managers (hereinafter “Buyer’s Indemnitees”), from and against all Claims actually asserted against, resulting to, imposed upon, or incurred by Buyer’s Indemnitees or the LLC Interests transferred to Buyer pursuant to this Agreement, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of the Seller or the Principal contained in or made pursuant to this Agreement (regardless of whether such breach is deemed “material”); or (b) the breach of any covenant of the Seller or the Principal contained in this Agreement (regardless of whether such breach is deemed “material”), in each case, only where the Buyer’s Indemnitees suffer or incur actual losses, damages, or out of pocket costs and expenses.  As used in this Section 8, the term “Claim” shall include (i) all Liabilities and Liens; (ii) all losses, damages, judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys’ fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, costs of defense, causes of action, proceedings and assessments, whether or not ultimately determined to be valid. As used in this Section 8.1, the phrase “Claims asserted against, resulting to, imposed upon, or incurred by Buyer’s Indemnitees or the LLC Interests transferred to Buyer pursuant to this Agreement” shall include those Claims as described above that are (a) directly asserted against, resulting to, imposed upon, or incurred by Buyer’s Indemnitees or the LLC Interests transferred to Buyer pursuant to this Agreement; and (b) indirectly asserted against, resulting to, imposed upon, or incurred by Buyer’s Indemnitees or the LLC Interests transferred to Buyer pursuant to this Agreement, where the Buyer’s Indemnitees have actual losses, damages, or other out of pocket costs and expenses.

            8.2        By Buyer and OSI. Subject to the terms and conditions of this Section 8, Buyer and OSI, jointly and severally, hereby agree to indemnify, defend and hold harmless the Principal and the Seller and their respective affiliates, members and partners (hereinafter “Seller’s Indemnitees”) from and against all Claims actually asserted against, resulting to, imposed upon or incurred by Seller’s Indemnitees by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer or OSI contained in or made pursuant to this Agreement (regardless of whether such breach is deemed “material”); or (b) the breach of any covenant of Buyer or OSI contained in this Agreement (regardless of whether such breach is deemed “material”).  As used in this Section 8.2, the phrase “Claims asserted against, resulting to, imposed upon, or incurred by Seller’s Indemnitees” shall include those Claims as described above that are (a) directly asserted against, resulting to, imposed upon, or incurred by Seller’s Indemnitees; and (b) indirectly asserted against, resulting to, imposed upon, or incurred by Seller, in each case only where the Seller’s Indemnitees suffer or incur actual losses, damages, or other out of pocket costs and expenses.

            8.3        Indemnification of Third‑Party Claims. The obligations and liabilities of any party to indemnify any other party under this Section 8 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

                        8.3(a)   Notice and Defense. The party or parties to be indemnified (whether one or more, the “Indemnified Party”) will give the party from whom indemnification is sought (the “Indemnifying Party”) written notice of any such Claim, and the Indemnifying Party shall have the right to undertake the defense of such Claim, at the expense of the Indemnifying Party, by representatives and counsel approved by the Indemnified Party, which approval shall not be unreasonably conditioned, delayed or withheld.  Failure to give such notice shall not affect the Indemnifying Party’s duty or obligations under this Section 8, except to the extent the Indemnifying Party is materially prejudiced thereby.

                        8.3(b)  Cooperation. Each party shall make available to the other party involved in the Claim all records and other materials required by them and in the possession or under the control of such party, for the use of the other party in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

                        8.3(c)   Right to Settle. The Indemnifying Party shall have the right to undertake the defense, compromise or settlement of any Claim asserted by a third party or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, subject to the Indemnified Party’s reasonable approval, which approval shall not be unreasonably conditioned, delayed or withheld.

                        8.3(d)   Indemnified Party’s Rights. Anything in thisSection 8 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to participate at its own cost and expense in the defense, compromise and settlement of such Claim; (ii) if the Indemnifying Party fails to assume the defense of a Claim, the Indemnified Party shall have the right to defend, compromise and settle such Claim; (iii) if the nature of the Claim is such that the Indemnified Party reasonably believes that there exists a conflict of interests between the Indemnified Party’s interests and the Indemnifying Party’s interests, the Indemnified Party shall be entitled to assume the defense, compromise and settlement of the Claim and retain independent legal counsel of its own choosing, the fees, costs and expenses of which shall be borne by the Indemnified Party; and (iv) the Indemnifying Party shall not, in any case, without the written consent of the Indemnified Party, which approval shall not be unreasonably conditioned, delayed or withheld, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

            8.4        Payment. The Indemnifying Party shall promptly pay to or on behalf of the Indemnified Party any amount due under this Section 8, which payment may be accomplished in whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set‑off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this Section 8 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set‑off until the date of such payment at an annual rate equal to the average annual rate in effect as of the date of the set‑off, on those three maturities of United States Treasury obligations having a remaining life, as of such date, closest to the period from the date of the set‑off to the date of such judgment.  Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

            8.5        Survival of Indemnification. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder. The indemnification obligations of the parties contained in this Section 8 shall survive the date of this Agreement and the Closing Date for all Claims brought or demands for indemnification made prior to the expiration of six (6) months from the Closing Date.

            8.6        Contribution; Limitation on Indemnification.

            (a)        If the indemnification provided for in this Section 8 is deemed illegal, unavailable or unenforceable by virtue of applicable law or for reasons of public policy, each Indemnifying Party shall in lieu thereof contribute to the amount payable to or on behalf of the Indemnified Party an amount with respect to the Claim(s) for which indemnification is sought an amount that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations.  The relative fault of such parties shall be determined with reference to, among other things, the facts and circumstances surrounding any breach or violation or other event giving rise to the Claim.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.6(a) were determined by pro rata allocation or any other method of allocation that does not take into account the equitable considerations referred to in this Section.

            (b)        In no event shall the aggregate amount of indemnification or contribution obligations of the Seller and the Principal pursuant to this Section 8 exceed the dollar amount of the Purchase Price.

9.         CLOSING DOCUMENTS AND DELIVERIES

            9.1        Documents to be Delivered by the Seller and the Principal. On the Closing Date, the Seller and the Principal shall deliver to Buyer and OSI the following documents, in each case duly executed or otherwise in proper form:

                        9.1(a)   Assignment of Membership Interests. Assignment of Membership Interests in the form attached hereto as Schedule 9.1(a), and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the LLC Interests as contemplated hereby.

                        9.1(b)   Compliance Certificate. A certificate signed by the Seller that each of the representations and warranties made by the Seller in this Agreement is true and correct in all material respects on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that the Seller has performed and complied with all of the Seller’s obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date. A certificate signed by the Principal that each of the representations and warranties made by the Principal in this Agreement is true and correct in all material respects on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that the Principal has performed and complied with all of the Principal’s obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                        9.1(c)   Certified Resolutions. A certified copy of the resolutions of the shareholders and directors of AWA, as appropriate, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                        9.1(d)   Incumbency Certificate. Incumbency certificates relating to each person executing any document executed on behalf of Seller and delivered to Buyer or OSI pursuant to the terms hereof.

                        9.1(e)   Other Documents. All other documents, instruments or writings reasonably required to be delivered to Buyer on or prior to the Closing Date pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

            9.2        Documents and Deliveries to be Delivered by Buyer and OSI. At the Closing, Buyer and OSI shall deliver to the Seller the following documents and deliveries, in each case duly executed or otherwise in proper form:

                        9.2(a)   Compliance Certificate. A certificate signed by an officer of each of Buyer and OSI, that the representations and warranties made by Buyer OSI as applicable in this Agreement are true and correct on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by the Seller), and that Buyer has performed and complied with all of its respective obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

9.2(b)   Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                        9.2(c)   Incumbency Certificate. Incumbency certificates relating to each person executing any document executed on behalf of Buyer and delivered to the Seller pursuant to the terms hereof.

                        9.2(d)   Purchase Price.  The Cash Payment portion of the Purchase Price by wire transfer of immediately available funds to accounts designated by the Seller and the Original Note marked “paid in full”.

                        9.2(e)   Other Documents.  All other documents, instruments or writings reasonably required to be delivered to the Seller on or prior to the Closing Date pursuant to this Agreement and such other certificates of authority and documents as the Seller may reasonably request.

10.       TERMINATION

            10.1      Right of Termination Without Breach. This Agreement may be terminated without further liability of either party at any time prior to the closing by mutual written agreement of Buyer and the Seller.

            10.2      Termination for Breach.

                        10.2(a)  Termination by Buyer. This Agreement may be terminated by Buyer if (i) there has been a material violation or breach by any of the Seller or Principal of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived.

                        10.2(b)  Termination by the Seller. The Seller may terminate this Agreement if (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Seller, or (ii) there has been a failure of satisfaction of a condition to the obligations of the Seller which has not been so waived.

                        10.2(c)  Effect of Termination. Termination of this Agreement pursuant to this Section 10.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof.

11.       MISCELLANEOUS

            11.1      Disclosures and Announcements. Both the timing and the content of all disclosure to third parties and public announcements concerning the transactions provided for in this Agreement by the Buyer or Seller shall be subject to the approval of the other in all essential respects, except that Seller’s approval shall not be required as to any statements and other information which Buyer may submit to the Securities and Exchange Commission, NYSE or the stockholders of Buyer or Buyer’s Affiliates, or be required to make pursuant to any rule or regulation of the Securities and Exchange Commission or NYSE, or otherwise required by law.

            11.2      Assignment; Parties in Interest.

                        11.2(a)  Assignment. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries or affiliates of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary or affiliate, to the Seller hereunder.

                        11.2(b)  Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

            11.3      Governing Law.The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

            11.4      Consent to Personal Jurisdiction and Venue; Waiver of Jury Trial; Attorney’s Fees.Seller, Principal, Buyer and OSI hereby consent to personal jurisdiction and venue, for any action arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida. Seller, Principal, Buyer and OSI hereby agree that any action brought by such person or entity, alone or in combination with others, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida. Seller, Principal, Buyer and OSI hereby agree that any controversy that may arise of this Agreement would involve complicated and difficult factual and legal issues and that, as a result, any action shall be determined by a judge and not a jury. In the event of any legal proceeding arising, directly or indirectly, from this Agreement, the prevailing party in such legal proceedings shall be entitled to attorney’s fees and costs from the non-prevailing party.

            11.5      Amendment and Modification. Buyer, Principal, Seller and OSI may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

            11.6      Notice. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; or (b) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                        (a)        If to Buyer, to:

                                    OUTBACK STEAKHOUSE, INC.
                                    2202 North West Shore Boulevard, Suite 500
                                    Tampa, Florida  33607
                                    Attention:  Robert S. Merritt, Senior Vice President

                                    (with a copy to)
                                    Joseph J. Kadow, Vice President and General Counsel
                                    Outback Steakhouse, Inc.
                                    2202 North West Shore Boulevard, Suite 500
                                    Tampa, Florida  33607

or to such other person or address as Buyer shall furnish to the Seller in writing.

                        (b)        If to Seller or Principal to:

                                    AWA III STEAKHOUSES, INC.
                                    1300 Dove Street, Suite 105
                                    Newport Bach, CA 92660-2415
                                    Attn: A. William Allen, III, President

                                    A. WILLIAM ALLEN, III
                                    16 Sunset Cove
                                    Newport Coast, CA 92657-1901

                                      (with a copy to)

                                    Loeb & Loeb LLP
                                    10100 Santa Monica Boulevard, Suite 2200
                                    Los Angeles, California 90067
                                    Attention:  Allan B. Duboff

or to such other person or address as Seller or the Principal shall furnish to Buyer in writing.

            If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section. Notices sent by facsimile or other electronic means shall not constitute notice under this Agreement.

            11.7      Expenses. Regardless of whether or not the transactions contemplated hereby are consummated each of the parties shall bear its own expenses and the expenses of its counsel, accountants, and other agents in connection with the transactions contemplated hereby.

            11.8      Costs of Litigation. The parties agree that in any action brought with respect to or to enforce any right or remedy under this Agreement, the judge presiding over the dispute shall have the right to award to any party or parties, all reasonable costs and expenses of any nature whatsoever incurred by such party or parties in connection with such action, including without limitation reasonable attorneys’ fees and prejudgment interest.

            11.9      Entire Agreement. This instrument and the agreements referred to herein embody the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

            11.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            11.11    Headings. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ATTEST:                                                                      “BUYER”

                                                                                    OS PRIME, INC., a Florida corporation

______________________________                                    By: __________________________________
Joseph J. Kadow, Secretary                                                  Robert S. Merritt, Senior Vice President

ATTEST:                                                                      “OSI”

                                                                                    OUTBACK STEAKHOUSE, INC., a Delaware
                                                                                    corporation

______________________________                                    By: __________________________________
Joseph J. Kadow, Secretary                                               Robert S. Merritt, Senior Vice President

ATTEST:                                                                      “SELLER”

                                                                                    AWA III STEAKHOUSES, INC., a California
                                                                                    corporation

______________________________                                    By:__________________________________
____________________, Secretary                            A. William Allen, III, President

                                                                                    “PRINCIPAL”

                                                                                    _____________________________________

                                                                                    A. William Allen, III, individually